Exhibit 16

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Equity Trust, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Virtus Rampart Sector Trend Fund into Virtus Tactical Allocation Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 19th day of June, 2020.

/s/ Thomas J. Brown
George R. Aylward, Trustee	Thomas J. Brown, Trustee

/s/ Donald C. Burke	/s/ Sidney E. Harris
Donald C. Burke, Trustee	Sidney E. Harris, Trustee

/s/ Hassell H. McClellan
John R. Mallin, Trustee	Hassell H. McClellan, Trustee

/s/ Connie D. McDaniel	/s/ Philip R. McLoughlin
Connie D. McDaniel, Trustee	Philip R. McLoughlin, Trustee

/s/ Geraldine M. McNamara	/s/ James M. Oates
Geraldine M. McNamara, Trustee	James M. Oates, Trustee

/s/ Richard E. Segerson	/s/ R. Keith Walton
Richard E. Segerson, Trustee	R. Keith Walton, Trustee

/s/ Brian T. Zino
Brian T. Zino, Trustee

All signatures need not appear on the same copy of this Power of Attorney.